Exhibit 99.1

Mary C. Egan and Drew Madsen Appointed to
Noodles & Company Board of Directors
BROOMFIELD, Colo., September 25, 2017 (Globe Newswire) - Noodles & Company (NASDAQ: NDLS) today announced the appointment of Mary C. Egan and Drew Madsen as independent members of its Board of Directors effective September 22, 2017. Ms. Egan was also appointed to the Audit Committee of the Board of Directors.

“We are pleased to announce the addition of two talented individuals to our Board of Directors.” said Paul Murphy, Executive Chairman of Noodles & Company. “Both Mary and Drew are proven leaders, with significant strategic and operational experience in consumer-centric growth strategy and execution. We believe they will be invaluable resources to our entire organization as we focus on improving the performance and profitability of Noodles & Company.”

Ms. Egan co-founded and currently serves as CEO of Gatheredtable, a profitable consumer SaaS company offering customized meal planning. Prior to Gatheredtable, Ms. Egan served as Head of Global Strategy and Corporate Development at Starbucks, where she partnered with the senior leadership team to develop and execute corporate strategy, and led many successful strategic initiatives focusing on cost reduction, developing markets, digital, and food. Before joining Starbucks, Ms. Egan was a Managing Director at The Boston Consulting Group where she partnered with CEO’s and boards of leading consumer brands to conceive and successfully drive aggressive growth strategies. While at BCG, she was a frequent global speaker on consumer-centric growth, and was featured in many news outlets, including The Wall Street Journal and The New York Times.

Since 2013, Ms Egan has served on the Board of Directors of Les Schwab Tire Centers, a large privately owned tire retailer based in Oregon, where she leads the Nominating and Governance Committee and also serves on the Audit Committee. In addition, she has served for over ten years on multiple non-profit boards in both New York and Seattle. Ms. Egan holds a BA from Barnard College, Columbia University, an MSEd from Bank Street Graduate School of Education, and an MBA from Columbia Business School.

Mr. Madsen most recently served as President of Panera Bread where he helped guide the brand to industry leadership positions in clean food, digital ordering/payment and delivery, resulting in Panera’s strongest same restaurant sales growth in the last four years. He also spent 15 years at Darden, most recently as the President and Chief Operating Officer as well as a member of the Board of Directors for nine years. During his tenure, Darden became the most successful multi-brand operator in full-service dining. Mr. Madsen has also served on the board of Talbot’s Inc., sitting on the Compensation and Audit Committees.

Mr. Madsen began his career with General Mills in brand management and progressed from Marketing Assistant to VP of Marketing while working on such iconic brands as Wheaties and Yoplait Yogurt. He holds an MBA with Distinction from the University of Michigan and earned a bachelor’s degree, magna cum laude, from DePauw University, where he was a member of the Phi Beta Kappa Society.

About Noodles & Company
Noodles & Company is a fast-casual restaurant chain where globally inspired dishes come together to create a World Kitchen. Recognized by Parents Magazine as a Top Family Friendly Restaurant and Health Magazine as one of America’s Healthiest Fast Food Restaurants, Noodles & Company is a restaurant where Japanese Pan Noodles rest comfortably next to Penne Rosa and Wisconsin Mac & Cheese, but where world flavors don’t end at just noodles.

Inspired by some of the world’s most celebrated flavor combinations, Noodles & Company’s menu offers soups, salads and shareables, too. Everything is made fresh to order, just as you like it, using quality ingredients. Dishes are delivered to the table allowing guests time to sit and relax or grab a quick bite.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect the Company's current views with respect to future events. Also, the forward-looking statements contained herein represent the Company's estimates and assumptions only as of the date hereof. Unless required by United States federal securities laws, the Company does not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

Contacts:

Investor Relations
investorrelations@noodles.com

Media
Danielle Moore
(720) 214-1971
press@noodles.com